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                                                                Exhibit 10.32


                             ANGELICA CORPORATION

                     NON-QUALIFIED STOCK OPTION AGREEMENT

                         ----------------------------

      Angelica Corporation, a Missouri corporation (the "Company") and the person designated in Section 1 below (the "Optionee"), hereby agree as follows:

SECTION 1.  BASIC TERMS.

Name of Optionee:                               DON W. HUBBLE
Number of Shares Subject to Option:             100,000
Option Price/Base Price Per Share:              $21.9375
Grant Date of Option:                           JANUARY 2, 1998
Expiration Date of Option:                      JANUARY 2, 2005

Table Regarding Exercisability:

            LOT               NUMBER               DATE OF FIRST
            NO.              OF SHARES             EXERCISABILITY
            ---              ---------             --------------
            1                 33,333              JANUARY 2, 1999
            2                 33,333              JANUARY 2, 2000
            3                 33,334              JANUARY 2, 2001

SECTION 2. ENTIRE AGREEMENT. This Agreement consists of the provisions set forth on this cover page and the further provisions set forth on the following pages. The Optionee represents that he or she has read and understood such further provisions, which are binding on the parties as if set forth on this cover page.

      IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement in duplicate as of the Grant Date.

ANGELICA CORPORATION


By /s/ Earle H. Harbison, Jr.               /s/ Don W. Hubble
  ----------------------------------      -------------------------------
      Chairman of the Compensation              Don W. Hubble, Optionee
      and Organization Committee



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                             ANGELICA CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT

      This Non-Qualified Stock Option Agreement (hereinafter "Agreement") dated as of the 2nd day of January 1998, represents the agreement regarding the grant of a stock option by and between Angelica Corporation (hereinafter "Company") and Don W. Hubble (hereinafter "Optionee").

1. GRANT OF OPTION. Company hereby grants to Optionee the right, privilege and option to purchase the number of shares of Common Stock of Company at an exercise price per share, both as reflected in the cover page, in the manner and subject to the conditions provided herein. This option is not intended to be an Incentive Stock Option ("ISO"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

2. TIME OF FIRST EXERCISABILITY OF OPTION. This Option shall become exercisable as provided in the cover page, provided however that (a) if Optionee's status as an employee of Company ends before the Expiration Date specified in the cover page by reason of death or Disability, then the Option will be exercisable in full by Optionee or Optionee's Post-Death Representative on the date of the Optionee's termination of employment due to death or Disability or (b) if any of the events set forth in the first paragraph of Section 4.2 of Optionee's Employment Agreement Dated December 12, 1997 (the "Employment Agreement") occurs, then the Option will be exercisable in full by Optionee as of the Entitlement Date (as defined in the Employment Agreement). In each of the above-described circumstances, the Option shall continue to be exercisable until such Option terminates pursuant to the applicable provision of Section 3.b. of this Agreement.

3. INCORPORATION OF STOCK PLAN. The following material terms are applicable to this Option:

     A. METHOD OF EXERCISE OF OPTION. This Option shall be exercisable in whole or in part to the extent then exercisable, by written notice delivered to the Office of General Counsel of Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment (i) in cash, or (ii) in the discretion of the Compensation Committee, by either (1) the delivery to Company of shares of Common Stock then owned by Optionee having a fair market value equal to the aggregate exercise price of all shares of Common Stock subject to such exercise, or (2) the direction to Company to withold from the number of shares of Common Stock otherwise issuable upon exercise of the Option that number of shares of Common Stock having an aggregate fair market value on the date of exercise equal to the aggregate exercise price of all shares of Common Stock subject to such exercise, or (3) by any combination of (i) and (ii)(1) or (ii)(2) hereof.

     B. TERMINATION OF OPTION. This Option shall terminate in all events on the


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          earliest of

          (i)    January 2, 2005, or

          (ii) the later of three months after the date on which Optionee ceases to be an employee of the Company for any reason other than death or Disability, or, if Optionee dies within the three-month period after such termination of employment, then three months after his death, or

          (iii) twelve months after the date on which Optionee ceases to be an employee of the Company due to death, or

          (iv) the later of twelve months after the date on which Optionee ceases to be an employee of the Company due to Disability or, if Optionee dies within the twelve-month period after his termination of employment due to Disability, then three months after his death.

     C. NON-TRANSFERABILITY OF OPTION. This Option is non-transferable by Optionee except by will or the laws of descent and distribution or to a Permissible Transferee (as defined below), and shall be exercisable during Optionee's lifetime only by Optionee or by a Permissible Transferee. In the event of Optionee's death, a Permissible Transferee or the Post-Death Representative (as defined below), as applicable, may exercise this Option. For purposes of this Agreement, the term "Permissible Transferee" shall mean: (i) one or more members of Optionee's immediate family, (ii) one or more trusts for the benefit of Optionee and one or more members of Optionee's immediate family; or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the Optionee and members of the Optionee's immediate family exceeds 80% of all interests. For purposes of this definition, "immediate family" consists of Optionee's spouse, children and grandchildren. For purposes of this Agreement, the term "Post-Death Representative" shall mean the administrator, executor or personal representative of Optionee's estate or the heirs or distributees of optionee's assets after Optionee's death, either by will or the laws of decent and distribution.

     D. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. In the event of the payment of a stock dividend, a split-up or consolidation of shares, or any like capital adjustment of Company then to the extent the Option hereunder remains outstanding and unexercised, there shall be a corresponding adjustment as to the number of shares covered under this Option, and in the exercise price per share, to the end that Optionee shall retain Optionee's proportionate interest without change in the total exercise price under this Option.

4. TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or share deliverable under this Agreement after


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     giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery under this Agreement if any such tax is payable until arrangements with respect to the withholding of applicable taxes is made to the Company's satisfaction. The person entitled to any such payment or delivery may, by notice to the Company at the time the requirement for such payment or delivery is first established, elect to have such withholding satisfied by the reduction in the number of shares otherwise so deliverable pursuant to this Agreement, such reduction to be calculated based upon the closing market price of the Company's Common Stock as reported on the NYSE Composite Tape on the date of such notice.

5. TENURE. Optionee's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, director or otherwise, shall not be enlarged or otherwise affected by his designation as an Optionee under this Agreement.

6. AMENDMENT AND MODIFICATION. The terms and conditions applicable to this Agreement may be amended or modified only by the mutual agreement of the Company or such other person as may then have an interest therein.

7. OPTION CONDITIONED ON ACCEPTANCE. This Agreement shall be void and of no effect unless a copy hereof is executed by Optionee and returned to the Office of General Counsel of Company not later than 30 days after the day this Agreement is mailed or delivered to Optionee, provided however that if Optionee dies within such 30-day period this Agreement shall be effective notwithstanding the fact that it is not executed by Optionee.